UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
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GTECH HOLDINGS CORPORATION
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GTECH has filed or will file a Form 8-K with the Securities and Exchange Commission (the “SEC”) regarding the transaction, which includes a copy of the definitive acquisition agreement. All parties desiring details regarding the conditions of this transaction are urged to review the contents of the definitive agreement, which is available at the SEC’s website at http://www.sec.gov/.
In connection with the proposed acquisition, GTECH will file a proxy statement and other documents with the SEC. We urge shareholders to carefully read the proxy statement and any other documents filed with the SEC when they become available because they contain important information about GTECH, the proposed merger and related matters. A copy of the proxy statement will be sent to shareholders seeking their approval of the proposed merger. Shareholders also will be able to obtain a copy of the proxy statement (when available) and other documents filed by GTECH free of charge at the SEC’s web site, http://www.sec.gov, or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. In addition, documents filed by GTECH can be obtained by contacting GTECH at the following address and telephone number: GTECH Corporation, 55 Technology Way, West Greenwich, Rhode Island 02817, Attention: Investor Relations Director, Telephone: 401-392-1000, or from GTECH’s website, http://www.gtech.com/.
GTECH and its officers, directors and certain other employees may be soliciting proxies from GTECH shareholders in favor of the proposed merger and may be deemed to be “participants in the solicitation” under the rules of the SEC. Information regarding GTECH’s directors and executive officers is available in its proxy statement filed with the SEC on June 24, 2005. Other information regarding the direct or indirect interests, by security holdings or otherwise, of the participants in the solicitation will be set forth in the proxy statement relating to the merger when it becomes available.
The following information was posted or will be posted on the Company’s internet web site:

GTECH/Lottomatica Merger

LOTTOMATICA AGREES TO ACQUIRE GTECH HOLDINGS TO CREATE LEADING GAMING SOLUTIONS COMPANY	Additional Information

GTECH Shareholders to Receive $35.00 Per Share in Cash	News Release
Key Individuals
Transaction Supported by De Agostini S.p.A, Majority Shareholder of Lottomatica

Lottomatica will Partially Fund the Transaction through a Rights Issue and Issuance of Subordinated Non Convertible Notes

W. Bruce Turner of GTECH Expected to Become CEO of the New Lottomatica Group;
Rosario Bifulco to Relinquish Management Roles Upon Completion of Transaction

For information about this merger click on the links below:

About The Strategic Value and Overview
About The Top Facts of the Transaction
About Lottomatica
About GTECH

For direct links to Lottomatica and De Agostini web sites click on the logos below:

Legal Disclaimer
GTECH has filed or will file a Form 8-K with the Securities and Exchange Commission (the “SEC”) regarding the transaction, which includes a copy of the definitive acquisition agreement. All parties desiring details regarding the conditions of this transaction are urged to review the contents of the definitive agreement, which is available at the SEC’s website at http://www.sec.gov/.
In connection with the proposed acquisition, GTECH will file a proxy statement and other documents with the SEC. We urge shareholders to carefully read the proxy statement and any other documents filed with the SEC when they become available because they contain important information about GTECH, the proposed merger and related matters. A copy of the proxy statement will be sent to shareholders seeking their approval of the proposed merger. Shareholders also will be able to obtain a copy of the proxy statement (when available) and other documents filed by GTECH free of charge at the SEC’s web site, http://www.sec.gov, or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. In addition, documents filed by GTECH can be obtained by contacting GTECH at the following address and telephone number: GTECH Corporation, 55 Technology Way, West Greenwich, Rhode Island 02817, Attention: Investor Relations Director, Telephone: 401-392-1000, or from GTECH’s website, http://www.gtech.com/.
GTECH and its officers, directors and certain other employees may be soliciting proxies from GTECH shareholders in favor of the proposed merger and may be deemed to be “participants in the solicitation” under the rules of the SEC. Information regarding GTECH’s directors and executive officers is available in its proxy statement filed with the SEC on June 24, 2005. Other information regarding the direct or indirect interests, by security holdings or otherwise, of the participants in the solicitation will be set forth in the proxy statement relating to the merger when it becomes available.

LOTTOMATICA ACQUISITION OF GTECH HOLDINGS:
CREATING THE LEADING GLOBAL GAMING ENTERPRISE
TRANSFORMATIONAL TRANSACTION

„	A leading gaming platform well positioned for accelerated growth in global gaming markets

„	Acquires a leading provider of gaming technology, services, and content solutions

„	Creates company with one of the world’s most extensive lottery portfolios

„	Diversified revenues and cash flows

„	Combines highly-experienced management teams

„	Creates value through synergies

„	Increases capital structure efficiency while preserving the ability to distribute significant dividends
GROWTH STRATEGIES
Notes: Excludes “Other” of 1%. Percentages of pro forma revenues of combined company based on calendarization (December 2004) of GTECH’s FY04 and FY05 financials. Splits by division based on management estimates. Lottomatica’s revenues converted at the average exchange rate over CY04 equal to $/euro of 1.244.
TRANSACTION SUMMARY

„	$35 per share: equity value (approximately €3.83bn; Enterprise Value approximately €3.94bn; 8.6x ‘06 EBITDA)

„	Implied premium of 15.0% to undisturbed GTECH share price (at September 9, 2005)

„	Funded by €1.4bn rights issue, €1.9bn senior loan and €0.75bn hybrid bond and Lottomatica/GTECH cash balances of €0.4bn

„	Expected maintenance of investment grade rating

„	Expected closing in Q2 2006
Closing is subject to various conditions, including with respect to financing, lottery contracts, shareholder approval, antitrust matters, and Lottomatica obtaining an maintaining an investment grade credit rating
MANAGEMENT TEAM OF COMBINED COMPANY

Mr. Bruce Turner	Chief Executive Officer	Current CEO of GTECH, 15 years industry experience. With GTECH since 1999.

Mr. Jaymin Patel	Chief Financial Officer	Current CFO of GTECH, 12 years industry experience. With GTECH since 1994.

Mr. Marco Sala	MD Italian Division	Current MD of Lottomatica. Joined Lottomatica in 2003.

STRENGTHS OF COMBINED COMPANY

Market Leadership	U.S. Market Share	International Market Share

Global Presence	„	Presence across all five continents

	„	Platform to capture global growth opportunities in all verticals:

		o	65% of world’s addressable population not currently served by online lotteries

		o	Substantial opportunities in emerging gaming markets

		o	85% of installed lottery terminals not currently offering Commercial Services applications

Diversification	„	Balanced international lottery portfolio with multi-country/multi-contracts

	„	Ability to leverage Lottomatica’s and GTECH’s Commercial Services know-how

	„	Further acceleration of business diversification strategy with pending GTECH acquisition of Atronic, a leading video slot manufacturer with international presence and a global platform for commercial casino strategy
Notes: Market share information based on La Fleur’s 2005 World Lottery Almanac and Company data.
GTECH CORPORATION

(1)	For the year ended February 23, 2005.

(2)	Based on $35 per share. Financials for year ended February 23, 2005.
LOTTOMATICA S.p.A.

„	Operates one of the largest lotteries in the world (the Italian “Lotto”)

„	Three main business segments – lotteries, sports games and betting, and commercial services

„	Headquartered in Rome, Italy Controlled by De Agostini (58%)

„	Controlled by De Agostini (58%)

(1)	For the year ended December 31, 2004.
DE AGOSTINI S.p.A.
Privately owned, De Agostini is a leading Italian diversified industrial and financial holding group, with significant international operations. In addition to the investment in Lottomatica, it is mainly active in the insurance sector, in free-to-air-TV, and in publishing.
CONTACTS

GTECH	Lottomatica (U.S.)	Lottomatica (Italy)
Robert K. Vincent	Mark Semer or Jeremy Fielding	Mario Pellegatta, Marco Fraquelli,
Public Affairs	Kekst and Company	Sara Balzarotti, or Matteo Cidda
401-392-7452	212-521-4800	Ad Hoc Communications
39-027-606-741

GTECH has filed or will file a Form 8-K with the Securities and Exchange Commission (the “SEC”) regarding the transaction, which includes a copy of the definitive acquisition agreement. All parties desiring details regarding the conditions of this transaction are urged to review the contents of the definitive agreement, which is available at the SEC’s website at http://www.sec.gov/.
In connection with the proposed acquisition, GTECH will file a proxy statement and other documents with the SEC. We urge shareholders to carefully read the proxy statement and any other documents filed with the SEC when they become available because they contain important information about GTECH, the proposed merger and related matters. A copy of the proxy statement will be sent to shareholders seeking their approval of the proposed merger. Shareholders also will be able to obtain a copy of the proxy statement (when available) and other documents filed by GTECH free of charge at the SEC’s web site, http://www.sec.gov, or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. In addition, documents filed by GTECH can be obtained by contacting GTECH at the following address and telephone number: GTECH Corporation, 55 Technology Way, West Greenwich, Rhode Island 02817, Attention: Investor Relations Director, Telephone: 401-392-1000, or from GTECH’s website, http://www.gtech.com/.
GTECH and its officers, directors and certain other employees may be soliciting proxies from GTECH shareholders in favor of the proposed merger and may be deemed to be “participants in the solicitation” under the rules of the SEC. Information regarding GTECH’s directors and executive officers is available in its proxy statement filed with the SEC on June 24, 2005. Other information regarding the direct or indirect interests, by security holdings or otherwise, of the participants in the solicitation will be set forth in the proxy statement relating to the merger when it becomes available.
This document shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities, in any state or jurisdiction in which such offer would be unlawful. No securities referred to herein will registered under the U.S. Securities Act of 1933, as amended, and therefore no such securities may be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. No securities referred to herein will be publicly offered in the United States. This document is not a solicitation of a proxy from any security holder of GTECH.

Top Facts about the Transaction
•	Combination creates one of the world’s leading gaming platforms well positioned for accelerated growth in global gaming markets
✓	Global gaming solutions provider, with significant presence worldwide

✓	Diverse revenue streams and cash flows

✓	Quality customer relationships

✓	Leading-edge technological capabilities
•	Combined company offers scale and market leadership
✓	Largest diversified global gaming company

✓	Second largest global gaming solutions company

✓	Undisputed leader in core lottery markets
•	Strong combined company on a pro-forma basis
✓	Operations in 52 countries

✓	6,300 employees

✓	2005E Revenues of €1.6bn or US$1.9 billion

✓	2005E EBITDA of €0.7bn or US$0.84 billion

✓	Enterprise Value of €7.3bn or US$8.8 billion
•	Complementary expertise with significant growth opportunities from combination of gaming solutions positions with extensive commercial services competencies

•	Combined company to maintain investment-grade rating and expects to pay dividends to shareholders
✓	Funded by €1.4bn or US$1.7 billion rights issue, €1.9bn or US$2.3 billion senior loan and €750mn or US$906 million hybrid bond and Lottomatica/GTECH cash balances of €574mn or US$693 million
•	Company combines highly-experienced and successful management teams
✓	Senior management committed to reinvest substantial portion of after-tax proceeds from merger into Lottomatica stock
•	Transaction not expected to involve any substantial disruptions to workforces of either GTECH or Lottomatica
✓	Minimal operational and geographic overlap
•	Value creation through synergies:
✓	Cumulative cost and capital expenditure saving synergies approaching €100mn by 2010

✓	Significant potential for additional revenue synergies by: broadening lottery operations services; leveraging commercial services expertise; and accelerating time-to-market for Italian gaming opportunities
•	Transaction expected to close in mid 2006

Top Facts about the Transaction	Page 1 of 2

GTECH has filed or will file a Form 8-K with the Securities and Exchange Commission (the “SEC”) regarding the transaction, which includes a copy of the definitive acquisition agreement. All parties desiring details regarding the conditions of this transaction are urged to review the contents of the definitive agreement, which is available at the SEC’s website at http://www.sec.gov/.
In connection with the proposed acquisition, GTECH will file a proxy statement and other documents with the SEC. We urge shareholders to carefully read the proxy statement and any other documents filed with the SEC when they become available because they contain important information about GTECH, the proposed merger and related matters. A copy of the proxy statement will be sent to shareholders seeking their approval of the proposed merger. Shareholders also will be able to obtain a copy of the proxy statement (when available) and other documents filed by GTECH free of charge at the SEC’s web site, http://www.sec.gov, or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. In addition, documents filed by GTECH can be obtained by contacting GTECH at the following address and telephone number: GTECH Corporation, 55 Technology Way, West Greenwich, Rhode Island 02817, Attention: Investor Relations Director, Telephone: 401-392-1000, or from GTECH’s website, http://www.gtech.com/.
GTECH and its officers, directors and certain other employees may be soliciting proxies from GTECH shareholders in favor of the proposed merger and may be deemed to be “participants in the solicitation” under the rules of the SEC. Information regarding GTECH’s directors and executive officers is available in its proxy statement filed with the SEC on June 24, 2005. Other information regarding the direct or indirect interests, by security holdings or otherwise, of the participants in the solicitation will be set forth in the proxy statement relating to the merger when it becomes available.
This document shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities, in any state or jurisdiction in which such offer would be unlawful. No securities referred to herein will registered under the U.S. Securities Act of 1933, as amended, and therefore no such securities may be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. No securities referred to herein will be publicly offered in the United States. This document is not a solicitation of a proxy from any security holder of GTECH.

Top Facts about the Transaction	Page 2 of 2

GTECH: Company Fact Sheet
GTECH is a leading gaming technology and services company. The Company provides integrated technology, creative content, and business services, to effectively manage and grow today’s evolving gaming markets. In targeted emerging economies, GTECH also leverages its operational presence and infrastructure to supply commercial transaction processing services. The Company’s leadership position is a result of its dedication and commitment to providing superior value-added services such as operations, network management, marketing support, and game design; as well as advanced, reliable transaction processing and data communications systems.

Employees:	GTECH employs 5,300 people in its offices worldwide.

Offices:	Headquartered in West Greenwich, Rhode Island, GTECH maintains regional business offices in Australia, Belgium, and Brazil.

Revenue/Stock:	GTECH’s 2005 fiscal revenue – more than $1.25 billion. The Company’s stock is traded on the New York Stock Exchange; symbol GTK.

Website:	www.gtech.com

Business Overview:	Lottery Solutions:

As a leading gaming services and technology company, the name GTECH is synonymous with the industry it pioneered and helped to build. GTECH is a full service technology partner catering to all of the systems and support needs of online lottery operators worldwide. This comes from the Company’s ability to analyze the specific needs of each customer and to design solutions that meet the widest array of operating requirements. Excellence in software design, point-of-sale, instant ticket vending machine and video lottery terminal manufacturing, local area network/wide area network communications, and central system installations on six continents are the hallmarks of GTECH’s technical and customer service competencies.

Gaming Solutions:

GTECH provides complete gaming systems technology to Government sponsored machine gaming programs as well as commercial and Native American gaming venues. GTECH is a single source of accountability for online central systems, system design, game development, marketing services, and ongoing support operations worldwide.

The combined strengths and experience of GTECH and its subsidiary Spielo, a leading provider of gaming machines and related services, make a powerful partnership in the supply of technology and support services to the worldwide gaming market.

Commercial Services:

GTECH has solidly established its presence in the commercial and financial services sectors by delivering reliable, secure, high-volume transaction processing solutions to financial and commercial customers. GTECH combines its extensive transaction processing capabilities and infrastructure with networks to provide multiple services including bill payments, pre-paid phone airtime purchases, and routine bank account transactions. GTECH offers commercial services across banking and lottery networks.

Business Highlights:	In recent years, GTECH successfully competed for a number of contracts across the globe.

Lottery/Video Lottery:

Domestically, the Company was awarded new contracts to provide online or instant ticket services and systems for lotteries in New Jersey, Washington State, Arizona, California, Missouri, Tennessee, Florida, Wisconsin, and Rhode Island, while customers in Ohio, Oregon, and Idaho extended their agreements with GTECH.

Internationally, GTECH, or consortia in which GTECH is a partner, received contracts and/or won procurements in Brazil, Barbados, New Zealand, Germany (Thuringen and WestLotto), Thailand, Switzerland, Finland, Sri Lanka, Singapore, Spain, and China (Beijing). In addition, GTECH signed contract extensions with existing customers in Jamaica, Denmark, Luxembourg, Spain, South Australia, Argentina, and Turkey.

GTECH also received contracts and/or extensions to provide video lottery (or gaming) central systems, products, and/or services to customers in Sweden, Canada (Atlantic Lottery), Jamaica, Italy, Trinidad & Tobago, Oregon, Pennsylvania, the Multi State Lottery Association (MUSL), and the state of Louisiana.

In addition, GTECH won procurements in Virginia and Illinois to provide Instant Ticket Vending Machines (ITVMs) and Instant Ticket Dispensing Machines (ITDMs), respectively. In Washington State, GTECH was selected to provide Lottery Product Vending Machines (LPVMs). ITVM customers in France, Luxembourg, Pennsylvania, Indiana, and Maine have signed, or are in the process of signing, new contracts with GTECH, and Arizona, New Mexico, and Ohio extended their ITVM agreements with GTECH.

Commercial/Financial Services:

GTECH also provides network capabilities for commercial and/or financial transactions in Brazil, Chile, Jamaica, Poland,

Barbados, Lithuania, Trinidad & Tobago, the CZECH Republic, and Slovak Republic. These services are offered over the Company’s dedicated network infrastructure, which includes bill and tax payments, prepaid cellular applications, social security contributions and payments, credit card transactions, IRS transactions, prepaid cards, and traditional banking transactions such as deposits and withdrawals, account transfers, and statements.

In addition, GTECH provides call center services for select automated government benefits programs in Illinois, Texas, and Sacramento, California, and Maine.

Business Subsidiaries & Brands:

IGI/Europrint:	IGI Europrint offers media companies another set of sophisticated solutions to attract new players, expand distribution channels, and integrate offline and online applications.

Interlott:	Interlott, a GTECH brand, designs, manufactures, sells, and services dispensing machines for the lottery, telecommunications, and banking industries.

PolCard:	PolCard is the leading debit and credit card merchant transaction acquirer and processor company in Poland, operating more than 34,000 point-of-sale terminals throughout the country.

Spielo:	Spielo is a leading manufacturer of video lottery terminals (VLTs) and a developer of game content and software.

Leeward Islands Lottery Holding Company (LILHCo):	Leeward Islands Lottery Holding Company (LILHCo) is a lottery operating company, headquartered on the Caribbean islands of Antigua and St. Croix. LILHCo holds long-term licenses to operate lotteries in Antigua/Barbuda, Anguilla, St. Kitts/Nevis, St. Maarten/Saba/St. Eustatius, and Turks & Caicos, and is the operator for lotteries in Barbados, Bermuda, and the U.S. Virgin Islands.

BillBird:	BillBird is the leading provider of electronic bill payment services in Poland.

Atronic (pending–close date June 07):	Atronic is one of the five largest slot makers globally – a market leader in Europe, Russia, and Latin America with a solid presence in the USA, and growing foot-prints in Africa and Asia. The company is dedicated to producing high quality, entertaining games and products, as well as dynamic system solutions.

Lottomatica Company Profile
Lottomatica S.p.A. operates one of the largest lotteries in the world, the Italian “Lotto,” and is the market leader in the Italian gaming industry. With annual wagers of $16.8 billion, Lottomatica has a network of 44,000 lottery terminals, and offers services through its three main business segments – lotteries, sports games and betting, and commercial services. The company, headquartered in Rome, has more than 1,000 employees and is publicly-traded on the Milan stock market (Milan: LTO). Its parent owner is De Agostini S.p.A., which holds 58 percent of its share capital through FinEuroGames and Nuova Tirrena.
Key Statistics
Equity Value: US$3.15 million (€2,634 million)
Enterprise Value: US$3.24 million (€2,709 million)
FY’04 Revenues: US$698 million (€586 million)
FY’04 EBITDA: US$322 million (€247 million)
Headquarters: Rome, Italy
Employees: 1,020 (December 2004)
Equity value based on closing share price as of November 30, 2005. Enterprise value assumes net debt as of December 2005 of €75 million. All financial information based on IFRS.
Revenues by Business Segment (2004)
Lotteries
•	Sole operator for “Lotto,” the Italian National Online Lottery:
➢	In 1993, the Finance Ministry granted Lottomatica the public powers to run the game as a state operator. The contract has been renewed until April 2012. Lottomatica operates all aspects of the game including the commercial, technical, administrative, and financial activities. Wagers from “Lotto,” Italy’s most popular game, reached US$14,007.4 million (€11,689.4 million) in 2004.

➢	“Lotto” accounted for 85% of Lottomatica’s revenue in 2004.

➢	Official website: www.giocodellotto.com.
•	Sole operator for instant and traditional lotteries in Italy:
➢	In 2003, Lottomatica obtained the license to manage the traditional and instant lotteries through Consorzio Lotterie Nazionali.

➢	Operations began in March 2004 with the distribution of tickets for the lotteries combined with the Imola Grand Prix and the Agnanao Grand

Prix; in June 2004 with the instant lotteries (Scratch & Win Lottery); and in September 2004 with the Italian Lottery.
➢	Scratch & Win accounted for 4% of Lottomatica’s revenues in 2004.

➢	Official website: www.grattaevinci.com.
Sports Games and Betting
•	Lottomatica distributes other national games and provision of related technical services:
➢	Totocalcio and Totogol – Sports games are distributed by Lottomatica based on a four plus one year contract expiring on July 31, 2008 (in case of exercise of the one year extension option), together with Sisal and Snai, through 5,500 outlets with a market share of approximately 26%.

➢	Totocalcio game consists of forecasting the results of the 14 matches on the betting slip using the signs 1, X, and 2.

➢	Totogol game, on the other hand, consists of forecasting the number of goals scored in each of the 14 matches.

➢	Official website: www.giocacolcalcio.it.
•	Tris – Lottomatica has been distributing Tris bets collection since 2000, through approximately 5,000 outlets, based on a non-exclusive service contract awarded by Sarabet (the Tris game concessionaire); other service providers are Snai and Sisal.
➢	Tris is a betting game, usually played from Monday to Saturday, combined with a particular horse race (Corsa Tris). In order to win, players must forecast the exact order of the horses that finish in the first three positions.
•	Entertainment Equipment – In June 2004, Lottomatica was one of 10 companies chosen to set up a remote network for managing legal games through amusement and entertainment equipment, also known as “slot machines.” Approximately 9,500 AWPs (amusements with prizes) are linked to Lottomatica’s network, split up among roughly 42 operators.
Commercial Services
•	Lottomatica provides a range of commercial services including payment services (car road tax, TV license, fines, utility bills, stamp duties); ticketing for sporting and musical events; and recharging of mobile phone pre-paid cards. The services are provided by the Lottomatica companies Lottomatica Italia Servizi and Totobit Software Sistemi Informatica S.p.A. and include:
➢	Commercial Services: services entailing business relations with retailers and large operators such as Tim, Vodafone, and Wind;

➢	Collection and Payment Services: payment services on behalf of citizens (Enel, Telecom) or involving collection on behalf of the State; and

➢	Processing Services: processing services for a third party.
GTECH has filed or will file a Form 8-K with the Securities and Exchange Commission (the “SEC”) regarding the transaction, which includes a copy of the definitive acquisition agreement. All parties desiring details regarding the conditions of this transaction are urged to review the contents of the definitive agreement, which is available at the SEC’s website at http://www.sec.gov/.
In connection with the proposed acquisition, GTECH will file a proxy statement and other documents with the SEC. We urge shareholders to carefully read the proxy statement and any other documents filed with the SEC when they become available because they contain important information about GTECH, the proposed merger and related matters. A copy of the proxy statement will be sent to shareholders seeking their approval of the proposed merger. Shareholders also will be able to obtain a copy of the proxy statement (when available) and other documents filed by GTECH free of charge at the SEC’s web site, http://www.sec.gov, or at the SEC’s public reference room at 100 F Street, NE, Room 1580,

Washington, D.C. 20549. In addition, documents filed by GTECH can be obtained by contacting GTECH at the following address and telephone number: GTECH Corporation, 55 Technology Way, West Greenwich, Rhode Island 02817, Attention: Investor Relations Director, Telephone: 401-392-1000, or from GTECH’s website, http://www.gtech.com/.
GTECH and its officers, directors and certain other employees may be soliciting proxies from GTECH shareholders in favor of the proposed merger and may be deemed to be “participants in the solicitation” under the rules of the SEC. Information regarding GTECH’s directors and executive officers is available in its proxy statement filed with the SEC on June 24, 2005. Other information regarding the direct or indirect interests, by security holdings or otherwise, of the participants in the solicitation will be set forth in the proxy statement relating to the merger when it becomes available.
     This document shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities, in any state or jurisdiction in which such offer would be unlawful. No securities referred to herein will registered under the U.S. Securities Act of 1933, as amended, and therefore no such securities may be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. No securities referred to herein will be publicly offered in the United States. This document is not a solicitation of a proxy from any security holder of GTECH.

GTECH/Lottomatica Merger — Key Individuals

W. Bruce Turner
President and CEO
As President and Chief Executive Officer of GTECH Holdings Corporation, W. Bruce Turner is responsible for overseeing the strategic direction of the Company and its operational functions. He works directly with GTECH’s management team to execute the Company’s vision in the continuous effort to deliver value to its customers, shareholders, and employees. Turner also serves as a Director on GTECH’s Board. He joined GTECH’s Board in October 1999 and served as Chairman of the Board from July 2000 through August 2002.
Under Turner’s leadership, GTECH has experienced significant growth. In the last five years, GTECH’s stock has increased six-fold and outperformed the S&P 500 by 524 percent; total revenues grew 34 percent; earnings per share rose three-fold, or 200 percent; and the Company’s lottery customer base has expanded by 11 percent. Working closely with his senior management team, Turner has laid out the most ambitious growth plan in the companies’ history combining opportunity in traditional lottery, gaming solutions, and selected commercial service markets in a coordinated fashion driving value for GTECH customers worldwide.
For the 10-year period from 1989 to 1999, Turner worked on Wall Street with two firms and was widely recognized as the premier equity analyst in the gaming and leisure industry. Institutional Investor magazine repeatedly ranked him as the finest global analyst in the gaming field. Gaming and Wagering business magazine ranked him as one of the “25 most powerful people in the gaming industry.”
Turner, a graduate of the United States Military Academy at West Point, received his Masters of Arts in Management and Supervision from Central Michigan University. Turner also earned a Masters of Business Administration from the University of Tampa in Tampa, Florida.

Jaymin B. Patel
Senior Vice
President
and
Chief Financial
Officer
Jaymin Patel was appointed to Senior Vice President and Chief Financial Officer of GTECH Holdings Corporation in January 2000 and is responsible for managing the financial strategy of the Company. In addition, Patel is responsible for overseeing the development of GTECH’s commercial services strategy.
Patel joined GTECH in July of 1994, after approximately five years with PricewaterhouseCoopers in London. Since then, he has had a series of increasingly responsible financial positions within the Company, including Finance Director of GTECH’s European and African Operations and Vice President of Financial Planning & Business Evaluation.
In his capacity as the Chief Financial Officer, Patel manages Investor Relations, Accounting, Financial Planning, Business Evaluation, Mergers and Acquisitions, Treasury, Corporate Tax, Internal Audit and Global Real Estate. Over the last several years, Patel has led GTECH’s overall planning and business measurement processes including responsibility for the strategic and annual operating plans. He has also driven new business and acquisition opportunities and led the introduction of value based measurement systems throughout the organization.
Patel holds a BA (honors) degree from Birmingham Polytechnic (UK), now the University of Central England in Birmingham, and is qualified as a Chartered Accountant with PricewaterhouseCoopers, London.

Lorenzo Pellicioli
Chief Executive
Officer
De Agostini
Group
Lorenzo Pellicioli serves as Chief Executive Officer of De Agostini S.p.A. and, within the Group, is a member of the Board of Directors and of the Executive Committees of De Agostini Editore S.p.A and Lottomatica S.p.A., and also of the Board of Directors and Administrative Committee of Toro Assicurazioni S.p.A.
Pellicioli began his career as a journalist for the daily newspaper, Giornale di Bergamo. He then assumed the position of Program Manager of TV Bergamo. From 1978 to 1984, he held various positions in the private TV sector in Italy until he was appointed Head of Rete4.
From 1984 to 1990, he worked for the Mondadori Espresso Group. Initially, he was appointed General Manager of Advertising and Vice Director of Mondadori Periodici and then President and CEO of Manzoni & C. S.p.A., a Group advertising agency.
From 1990 to 1997, joining the Costa Crociere Group, he became the first President and CEO of Costa Cruise Lines of Miami, operating on the North American market ( U.S., Canada, and Mexico ) subsequently holding the position of CEO of Mondo di Costa Crociere S.p.A., based in Genoa.
From 1995 to 1997, he was also appointed President and CEO (PDG Président Directeur Général) of Compagnie Française De Croisières (Costa-Paquet), a branch of Costa Crociere based in Paris.
In 1997, he was appointed President and CEO of Seat Pagine Gialle, participating in the purchase of the company at the Ministry of the Treasury with a group of investors. Following the sale of Seat Pagine Gialle to Telecom Italia on February 2000, he was appointed CEO of the “Internet Business” Service of the Telecom Italia Group. In September 2001, he resigned from his position as President and CEO of Seat Pagine Gialle following the purchase of the Olivetti-Telecom Italia Group by the Pirelli Group.
Pellicioli is a member of the Supervisory Board of ILTE S.p.A., a printing company in Italy with headquarters in Turin.

Marco Sala
General Manager
Lottomatica
S.p.A.
As General Manager of Lottomatica S.p.A., Marco Sala is responsible for the company’s Italian business activities (lotteries, gaming, and commercial services). In this role, he is also responsible for technology, marketing, sales, purchasing and logistics, administration and control, and human resources. In the last three years, Sala has contributed to the delivery of a highly successful growth plan of new business (e.g. instant lotteries and commercial services). Sala joined Lottomatica in March 2003 and also serves as a member of the Board of Directors.
Prior to joining Lottomatica, Sala was Chief Executive Officer of Buffetti, a leader in the Italian market for office products and services. In April 2001, Sala was named as Head of the Directories Business for Italy, Seat Pagine Gialle, a group with a leading position in the European Directories market (Print, Online, Voice). In November 2001, Sala was promoted to head the Directories Business Area, managing also the international companies Thomson (UK), Euredit (FR), and Kompass (IT).
From 1997 to March 2001, Sala worked for Magneti Marelli (a Fiat Group company) with the responsibility for the Spare Parts Division. Two years later, he expanded his responsibility to the Lubricants Division.
Sala joined Kraft in 1985, where he covered different responsibilities in the marketing area. In 1993, he became Marketing Director of the Fresh Food Division and two years later, he took on the position of Sales Director for the same division.
Sala studied at the Bocconi University in Milan where he graduated in business and economics.
GTECH has filed or will file a Form 8-K with the Securities and Exchange Commission (the “SEC”) regarding the transaction, which includes a copy of the definitive acquisition agreement. All parties desiring details regarding the conditions of this transaction are urged to review the contents of the definitive agreement, which is available at the SEC’s website at http://www.sec.gov/.
In connection with the proposed acquisition, GTECH will file a proxy statement and other documents with the SEC. We urge shareholders to carefully read the proxy statement and any other documents filed with the SEC when they become available because they contain important information about GTECH, the proposed merger and related matters. A copy of the proxy statement will be sent to shareholders seeking their approval of the proposed merger. Shareholders also will be able to obtain a copy of the proxy statement (when available) and other documents filed by GTECH free of charge at the SEC’s web site, http://www.sec.gov, or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. In addition, documents filed by GTECH can be obtained by contacting GTECH at the following address and telephone number: GTECH Corporation, 55 Technology Way, West Greenwich, Rhode Island 02817, Attention: Investor Relations Director, Telephone: 401-392-1000, or from GTECH’s website, http://www.gtech.com/.
GTECH and its officers, directors and certain other employees may be soliciting proxies from GTECH shareholders in favor of the proposed merger and may be deemed to be “participants in the solicitation” under the rules of the SEC. Information regarding GTECH’s directors and executive officers is available in its proxy statement filed with the SEC on June 24, 2005. Other information regarding the direct or indirect interests, by security holdings or otherwise, of the participants in the solicitation will be set forth in the proxy statement relating to the merger when it becomes available.
This document shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities, in any state or jurisdiction in which such offer would be unlawful. No securities referred to herein will registered under the U.S. Securities Act of 1933, as amended, and therefore no such securities may be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. No securities referred to herein will be publicly offered in the United States. This document is not a solicitation of a proxy from any security holder of GTECH.

The following information was posted or will be posted on the Company’s internal intranet, which is available to employees:

================================================================================

GTECH/Lottomatica Merger
On January 10, 2006, GTECH Holdings Corporation, Lottomatica, S.p.A., the license holder for the Italian National Lottery, and the De Agostini Group, a privately held Italian holding company that is Lottomatica’s majority shareholder announced the signing of a definitive agreement under which GTECH merged into Lottomatica in a cash transaction valued at approximately $4.8 billion, including the assumption of debt. This transaction created one of the world’s leading gaming solutions providers, with significant global market share and the broadest portfolio of technology, services, and content solutions.
Video Message from W. Bruce Turner
Click here
[transcript of video message follows]

Hello everyone. As you have probably heard by now, there is some very exciting news for all of us here at GTECH. Logistics make it impossible for me to deliver this news to you in person but hopefully I can answer some of your questions.

      GTECH has agreed to merge with Lottomatica, the world’s largest lottery operator that has the concession to operate the Italian lottery. Lottomatica is majority owned by the De Agostini Group, a prominent, century-old, privately-held multi-national company that has annual revenues of approximately $7.2 billion.

      This merger will create one of the world’s leading gaming solutions providers with significant global market share and the broadest portfolio of technology, services, and content solutions. The combined company will have unmatched scale, considerable financial strength, and long-term growth potential to benefit our customers.

      I will serve as President and CEO of the merged companies. GTECH will continue to be headquartered in Rhode Island and that will continue as my base of operations.

      What does this mean for you? From a day-to-day point of view, GTECH will remain GTECH. By and large, your normal routine and responsibilities will not be impacted. Benefits and compensation plans will remain in place.

      The new GTECH Center in downtown Providence is right on schedule. GTECH intends to fully honor its obligations in Rhode Island under our 20-year master agreement. Our valued customers around the world can expect they same high-level of service and support they’ve experienced over the years. We are currently reaching out to each of our customers to assure them that this merger will be smooth, seamless, and without any disruption to their business.

      Our future owners clearly believe in our growth strategy and management team, which is not expected to change. They have embraced our strategies and, where appropriate, plan to accelerate them.

      As we move toward the completion of this transaction, we are committed to keeping you informed. We don’t have answers to all of your questions just yet but will as we proceed forward. I can tell you this – I strongly believe that the course we are on will bring continued success and that the future for GTECH is very promising.

      Thanks for your continued commitment and focus. Your hard work has created the success we enjoy and that has made us an attractive investment.

      Thanks for listening. You’ll be hearing from us regularly but I wanted to be one of the first to talk with the GTECH family about this great news.

[end transcript]
Please submit your questions regarding the merger to: Ask the Senior Staff

Legal Disclaimer
GTECH has filed or will file a Form 8-K with the Securities and Exchange Commission (the “SEC”) regarding the transaction, which includes a copy of the definitive acquisition agreement. All parties desiring details regarding the conditions of this transaction are urged to review the contents of the definitive agreement, which is available at the SEC’s website at http://www.sec.gov/.
In connection with the proposed acquisition, GTECH will file a proxy statement and other documents with the SEC. We urge shareholders to carefully read the proxy statement and any other documents filed with the SEC when they become available because they contain important information about GTECH, the proposed merger and related matters. A copy of the proxy statement will be sent to shareholders seeking their approval of the proposed merger. Shareholders also will be able to obtain a copy of the proxy statement (when available) and other documents filed by GTECH free of charge at the SEC’s web site, http://www.sec.gov, or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. In addition, documents filed by GTECH can be obtained by contacting GTECH at the following address and telephone number: GTECH Corporation, 55 Technology Way, West Greenwich, Rhode Island 02817, Attention: Investor Relations Director, Telephone: 401-392-1000, or from GTECH’s website, http://www.gtech.com/.
GTECH and its officers, directors and certain other employees may be soliciting proxies from GTECH shareholders in favor of the proposed merger and may be deemed to be “participants in the solicitation” under the rules of the SEC. Information regarding GTECH’s directors and executive officers is available in its proxy statement filed with the SEC on June 24, 2005. Other information regarding the direct or indirect interests, by security holdings or otherwise, of the participants in the solicitation will be set forth in the proxy statement relating to the merger when it becomes available.
This document shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities, in any state or jurisdiction in which such offer would be unlawful. No securities referred to herein will registered under the U.S. Securities Act of 1933, as amended, and therefore no such securities may be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. No securities referred to herein will be publicly offered in the United States. This document is not a solicitation of a proxy from any security holder of GTECH.

GTECH/Lottomatica
Frequently Asked Questions
1.	Who is buying GTECH?
GTECH is being acquired by De Agostini S.p.A., through its majority-owned subsidiary, Lottomatica, which is the license holder for the Italian National Lottery. Lottomatica will acquire 100% of the outstanding shares of GTECH’s common stock for $35 per share in cash, in a one-step merger transaction.
2.	How will my employment with GTECH Corporation be impacted upon the close of the merger of the Company?
Impacts are expected to be minimal. As of the close of the merger, you will remain an employee of GTECH with the same role, compensation, bonus plans, benefits, and the same management team. As you know, GTECH is a dynamic business and you can expect that our plans will continue to evolve in the future.
3.	Will there be job eliminations as a result of the merger and, if so, will the current severance policy apply?
GTECH is being acquired because De Agostini and Lottomatica believe in GTECH’s growth strategy, and in the industries and markets that we serve. If there are any changes, management will keep employees updated as information becomes available. Employee benefits and compensation plans, including severance, will remain in place. Changes, if any, will be announced during normal enrollment periods and as part of the formulation of the FY’07 plan.
4.	Will management remain with the Company and will GTECH management lead the combined business?
It is anticipated that as part of the merger, the current officers and management team of GTECH will remain with the Company in their current roles. Bruce Turner and Jaymin Patel will also serve as CEO and CFO, respectively, and Walter DeSocio as Chief Administrative Officer of the Lottomatica Group holding company. Bruce Turner and the senior management team have committed to investing a substantial part of the proceeds from the sale of their GTECH shares in Lottomatica. A new Board governance structure will be required and plans for that arrangement are underway.
5.	Does the Company remain committed to the Gaming Solutions and Commercial Services businesses?

GTECH/Lottomatica FAQs	Page 1 of 5

De Agostini, Lottomatica, and GTECH management are committed to the growth strategy that is laid out including our merger strategy. Good growth strategies are dynamic. Changes in our market focus will be continually addressed as part of the Company’s long-term planning process.
6.	Who are De Agostini S.p.A. and Lottomatica?
De Agostini (DeA) was founded in 1901 as a cartography publisher. DeA has since evolved into a privately-held multi-national organization with diversified holdings, many of which have been built on its origins in publishing. DeA has holdings in publishing, media, gaming, insurance, and finance through De Agostini Editore, De Agostini Communications, Lottomatica, Toro Assicurazioni, and De Agostini Invest.
DeA has 58% ownership in Lottomatica, which has been listed on the Milan Stock Exchange since 2001. Lottomatica is a leader in Italy in games and the automated services sector. It is also one of the world’s top-ranking operators of the Lotto and lotteries market in terms of volumes staked. The corporate headquarters of DeA is located in Milan, Italy, and the Lottomatica headquarters is in Rome. To learn more about DeA, please visit www.deagostinigroup.com. To learn more about Lottomatica, please visit www.lottomatica.it.
7.	Will GTECH be a subsidiary of the new owners?
Following completion of the transaction, GTECH will continue to operate as a separate business unit within a newly-formed Lottomatica Group holding company that will be led by GTECH’s current senior management team, which will continue with their base of operations in Rhode Island.
8.	How will the Employee Stock Purchase Plan (ESPP) be impacted?
The Employee Stock Purchase Plan will be suspended after the purchase made on April 30, 2006. Those enrolled in the November 1, 2005, offering period will continue to participate in the plan. No further deductions will be made from your paycheck for the Employee Stock Purchase Plan after April 30, 2006.
9.	When will the blackout of buying and selling GTECH stock be lifted?
The Company’s insider trading policy requires that a blackout remain in place for at least three (3) full business days after material non-public information is announced. This is intended to allow the information to be disseminated to the public and to allow investors to absorb and evaluate it. We will notify you as soon as possible with the date and time that the blackout will be lifted.
In the meantime, the previously announced restriction on engaging in any transactions in GTECH stock will continue. Until the blackout is lifted, you, your spouse, and other family members, including minor children,

GTECH/Lottomatica FAQs	Page 2 of 5

living in your household may not purchase, sell, give, exchange, or otherwise transfer stock or exercise stock options.
10.	How will my stock options be impacted?
As of the close of the merger, each unexercised stock option (vested and unvested) that is outstanding immediately prior to the close of the merger shall be canceled, with the holder of each stock option becoming entitled to receive an amount in cash equal to the excess, if any, of the buy-out consideration price minus the grant price per stock option, multiplied by the number of outstanding stock options.
Example

Grant Date:	April 4, 2005
Grant Price of Options:	$23.51
Buy-out consideration price:	$35.00
Difference between buy-out consideration price and grant price:	$11.49
# of Options Outstanding (not exercised):	10,000

Total Pre-Tax Gain to optionee:	$114,900
11.	How will my participation in the Company’s benefits programs (medical, dental, retirement, etc.) be impacted?
Major changes to the current employee benefit plans are not anticipated. Benefits will continue uninterrupted. Any plan changes or amendments will be announced during normal enrollment periods. Employee benefits programs will be addressed, as they would normally, when the FY’07 plan is formulated.
12.	Will this have an impact on the Atronic closing?
The Atronic closing will continue to progress. We are entering into an amendment to our agreements with Atronic that will allow us to properly address licensing issues as a result of this transaction. The anticipated closing is at the end of 2007.
13.	Is GTECH going to have access to capital for growth?
Our new owners are financially secure and are prepared to invest in the future of GTECH. De Agostini had 2004 net revenues in excess of $7.2 billion.
14.	Who is advising the Board of Directors?
The Board of Directors has two financial advisors, Citigroup Corporate and Investment Banking (www.citigroup.com) and Houlihan Lokey Howard & Zukin (www.hlhz.com). Its legal advisor is Cravath Swaine & Moore LLP

GTECH/Lottomatica FAQs	Page 3 of 5

(www.cravath.com) and Edwards, Angell, Palmer & Dodge (www.eapdlaw.com).
15.	How long will it take to close the merger?
The expected closing date is the mid 2006 time frame.
16.	Will I continue to have training and career development opportunities?
GTECH remains committed to employee development and growth as a vital part of our business strategy. Investing in our people is an investment in our future.
17.	Will GTECH continue to build the new Providence Headquarters?
The new GTECH Center will continue to be built with occupancy planned for the fourth quarter of 2006. GTECH intends to fully honor its contract with the State of Rhode Island.
18.	How will the merger affect our customers?
This merger will create one of the world’s leading gaming solutions providers with significant global market share and the broadest portfolio of technology, services, and content solutions. The combined company will have unmatched scale, considerable financial strength, and long-term growth potential to benefit our valued customers. Our customers around the world can expect the same high level of service and support they have experienced over the years. We are currently reaching out to each of our customers to assure them that this merger will be smooth, seamless, and without any disruption to their business.
GTECH has filed or will file a Form 8-K with the Securities and Exchange Commission (the “SEC”) regarding the transaction, which includes a copy of the definitive acquisition agreement. All parties desiring details regarding the conditions of this transaction are urged to review the contents of the definitive agreement, which is available at the SEC’s website at http://www.sec.gov/.
In connection with the proposed acquisition, GTECH will file a proxy statement and other documents with the SEC. We urge shareholders to carefully read the proxy statement and any other documents filed with the SEC when they become available because they contain important information about GTECH, the proposed merger and related matters. A copy of the proxy statement will be sent to shareholders seeking their approval of the proposed merger. Shareholders also will be able to obtain a copy of the proxy statement (when available) and other documents filed by GTECH free of charge at the SEC’s web site, http://www.sec.gov, or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. In addition, documents filed by GTECH can be obtained by contacting GTECH at the following address and telephone number: GTECH Corporation, 55 Technology Way, West Greenwich, Rhode Island 02817, Attention: Investor Relations Director, Telephone: 401-392-1000, or from GTECH’s website, http://www.gtech.com/.

GTECH/Lottomatica FAQs	Page 4 of 5

GTECH and its officers, directors and certain other employees may be soliciting proxies from GTECH shareholders in favor of the proposed merger and may be deemed to be “participants in the solicitation” under the rules of the SEC. Information regarding GTECH’s directors and executive officers is available in its proxy statement filed with the SEC on June 24, 2005. Other information regarding the direct or indirect interests, by security holdings or otherwise, of the participants in the solicitation will be set forth in the proxy statement relating to the merger when it becomes available.
This document shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities, in any state or jurisdiction in which such offer would be unlawful. No securities referred to herein will registered under the U.S. Securities Act of 1933, as amended, and therefore no such securities may be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. No securities referred to herein will be publicly offered in the United States. This document is not a solicitation of a proxy from any security holder of GTECH.

GTECH/Lottomatica FAQs	Page 5 of 5

Voice-Mail Message to Rhode Island employees from Bruce Turner:

Good morning, this is Bruce Turner. I have some exciting news to report. GTECH announced this morning that it has signed a definitive agreement to merge with Lottomatica, the license holder for the Italian National Lottery, and a division of the De Agostini Group.

Please refer to the announcement in your email box and to the Company’s news release on the Intranet for complete details. You will also find a video recording from me on GTECH’s IntraConnect. Logistics make it impossible to deliver this news to you in person, but I wanted to be one of the first to share with the GTECH family news about this important development. We will schedule a Company-wide meeting during the next few weeks and I look forward to speaking with you more at that time.

Thanks for your time!